UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2005
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

914 N Jefferson Street		72764
Springdale, Arkansas		(Zip Code)
(Address of Principal Executive
Offices)

Registrant’s telephone number, including area code		(479) 756-7400
Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 1, 2005, Advanced Environmental Recycling Technologies, Inc. (the “Registrant”) entered into a manufacturing equipment acquisition line of credit not to exceed $2,000,000 with Regions Bank. The loan is evidenced by loan agreements and promissory notes, all of which contain customary terms, conditions, restrictions, and other provisions. The loan is secured by (i) a purchase money security interest in manufacturing equipment to be purchased from proceeds of the loan and located at 800 East Huntsville Avenue, Springdale, Arkansas and (ii) any financing statements filed by the bank.
     The loan will mature on March 1, 2006, unless Registrant defaults on the loan or the Registrant and the bank mutually agree on a different maturity date (“Maturity”). It is contemplated that at Maturity the bank will refinance the loan to one that that amortizes principal and interest in equal payments over thirty-six months. If the bank chooses not to provide a refinancing loan, Registrant will be required to make a “balloon” payment of all outstanding principal and accrued interest upon Maturity.
     The loan requires monthly interest-only payments prior to Maturity. The loan bears interest at an annualized rate of 7.32%.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.

By
/s/ JOE G. BROOKS
Joe G. Brooks,
Chairman, Co-Chief Executive Officer and President
Date: December 5, 2005

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